Exhibit 10.31

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is dated as of November 2, 2017, by and between WEX Inc. (“WEX”), Electronic Funds Source LLC (“EFS”), and Scott Phillips (the “Executive”). As used herein, WEX, EFS, and the Executive are referred to individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, EFS, the Executive and WEX entered into an Employment Agreement – Phillips dated as of October 16, 2015 (the “Employment Agreement”; capitalized terms used herein without definition shall have the meanings ascribed to them in the Employment Agreement), which became effective upon the Closing of WEX’s acquisition of EFS;
WHEREAS, the Parties have determined that it is in their best interests and now desire to amend the Employment Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and considerations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.    The initial paragraph of the Employment Agreement is hereby amended such that WEX Inc. shall be defined to be “WEX” or “the Company” (and all references in the Employment Agreement to the Company shall refer to WEX), and Electronic Funds Source LLC shall be defined to be “EFS,” as used from time to time in the Employment Agreement.

2.    Section 1 of the Employment Agreement is hereby amended by deleting the entire present text thereof and replacing in its stead the following:

1.    Employment. The Company agrees to employ the Executive, and the Executive agrees to be so employed, in the capacity of President, Global Fleet of WEX. The Executive shall perform such functions and undertake such responsibilities as are customarily associated with such capacity and such other responsibilities as the Chief Executive Officer of WEX shall determine from time to time and to whom the Executive will report. The Executive’s employment with the Company under this Agreement shall continue in effect until terminated in accordance with Section 7 or Section 8 below.

3.    Section 3 of the Employment Agreement is hereby amended to increase the Executive’s Base Salary for his services to the bi-weekly rate of $18,269.23 (annualizing to $475,000.00, and to increase the Executive’s Bonus Opportunity to 70% of Base Salary and to clarify that such annual Bonus Opportunity endures until the Agreement is terminated in accordance with Section 7 or Section 8 thereof.

4.    Section 4 of the Employment Agreement is hereby amended by deleting the title thereof and replacing in its stead the following: “Special Retention Incentive; Long Term Incentive Awards.” In addition, following the end of such Section 4, the following text shall be added:

At such times as the Compensation Committee of the WEX Board of Directors or the WEX Board of Directors determines to conduct annual or periodic grants of long term incentive awards to employees and officers of WEX, the Executive will be eligible to receive such grants, subject to the sole and complete discretion of the Compensation Committee of the WEX Board of Directors or the WEX Board of Directors, as applicable, and upon such terms and conditions as determined thereby, but with due consideration given to the Executive’s position with WEX and the Executive’s historical performance and anticipated future contributions to WEX.

5.    Section 7.b. of the Employment Agreement is hereby amended by deleting the entire present text thereof and replacing in its stead the following:

b.    By the Company without Cause. The Company may, without Cause (as defined below), terminate the Executive’s employment at any time. In the event of a termination of the Executive’s employment by the Company without Cause, in addition to the Accrued Obligations and vested benefits in accordance with the applicable benefit plans and programs of the Company as in effect, and contingent on compliance with the release requirements of Section 7.f below, the Executive shall receive the following:

Notwithstanding the foregoing, the Parties understand and agree that subsections (i) through (iv) of Section 7.b. shall continue and remain in full force and effect in accordance with their terms.

6.    Section 7.c. of the Employment Agreement is hereby amended by deleting the entire present text thereof and replacing in its stead the following:

c.    By the Executive for Good Reason. The Executive may resign for Good Reason at any time (subject to the notification and other procedural requirements provided below) and receive the same payments as provided under Section 7.b, subject to the same conditions as that subsection. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events after the Closing without the Executive’s prior written consent (which consent includes any matters covered by this Agreement):

i.    a material diminution in the Executive’s title, authority, reporting relationship, duties or responsibilities then in effect; provided that the Executive agrees that becoming the President, Global Fleet of WEX and the related changes to his authority, reporting relationship, duties, or responsibilities, does not constitute such a material diminution and may not be relied upon by the Executive as Good Reason to terminate his employment;

ii.    a decrease in the Executive’s Base Salary or Bonus Opportunity;

iii.    a relocation by the Company of the Executive’s primary work location more than 50 miles from his work location in effect immediately prior to such relocation; or

iv.    a material breach by the Company of this Agreement;

provided; however, that the Executive’s resignation will not be treated as for Good Reason unless (i) he provides written notice of an event that he considers to constitute Good Reason within 90 days of its occurring, (ii) the Company fails to cure the Good Reason within 30 days after receiving such notice provided such event is capable of cure, and (iii) the Executive resigns within 120 days following the Company’s failure to reasonably cure such Good Reason.

7.    Section 7.d. of the Employment Agreement is hereby amended by deleting the entire present text thereof and replacing in its stead the following:

d.    Termination by the Company due to Death or Disability. The Executive’s employment will end upon his death while employed. The Company may terminate the Executive’s employment at any time due to the Executive’s inability to perform his functions due to disability as determined by the Company under Section 409A(a)(2)(C). On either death or disability, the Executive or his heirs shall receive (i) the Accrued Obligations, (ii) vested benefits in accordance with the applicable benefit plans and programs of the Company as in effect and (iii) the bonus components described in Sections 7(b)(ii) and 7(b)(iii) (under I or II as applicable), the bonus components being paid at the same time as though he had remained employed. No other severance is due on such termination.

8.    The following Section 7.g shall be added following Section 7.f:

If the Executive’s employment with the Company ends due to either a without Cause termination by the Company under Section 7.b or a resignation by Executive for Good Reason under Section 7.c within the time period beginning 90 days before a Change in Control (as defined in the WEX Inc. Amended 2010 Equity and Incentive Plan) and ending 365 days after a Change in Control, then, in addition to the Accrued Obligations and vested benefits in accordance with the applicable benefit plans and programs of the Company as in effect, and contingent on compliance with the release requirements of Section 7.f below, the Executive shall receive the following (in lieu of any amounts set forth in Sections 7.b or 7.c):

(i)
24 months of the Executive’s Base Salary as in effect immediately before the Termination Date payable, at the Company’s option, in either one lump sum or in equal installments not less frequently than once per month over a twelve month period commencing at the time set forth in Section 7.f hereof;

(ii)
a lump sum amount equal to the present value of WEX’s share of the cost of Executive’s medical and dental insurance premiums for a twenty-four (24) month period payable at the time set forth in Section 7.f hereof;

(iii)
Executive’s target bonus based on Executive’s Bonus Opportunity for the year in which the termination of employment occurred, multiplied by 200%, and payable, at the Company’s option, in either one lump sum or in equal installments not less frequently than once per month over a twelve month period commencing at the time set forth in Section 7.f hereof.

The Parties understand and agree that Sections 7.b and 7.c shall continue and remain in full force and effect in connection with any applicable termination occurring more than 90 days before a Change in Control or more than 365 days after a Change in Control.

9.    Section 10 of the Employment Agreement is hereby amended to change the notice address for the Company to the following:

WEX Inc.
97 Darling Avenue
South Portland, ME 04106
Attn: Hilary Rapkin, SVP & General Counsel

10.    Section 17 of the Employment Agreement is hereby amended to delete the clause in the parentheses on the twelfth (12th) through fourteenth (14th) lines of that section (which states, “(until, while employed, he has ceased to be potentially eligible for severance hereunder and subject to the last sentence of Section 1)”). For the avoidance of doubt, the Parties understand and agree that, notwithstanding Section 17 of the Employment Agreement as amended herein, the Noncompetition, Nonsolicitation, Confidentiality, and Inventions Agreement dated as of October 16, 2015, made by and between EFS and the Executive (and amended as of November __, 2017), shall continue and remain in full force and effect in accordance with its terms.

11.    Section 19 of the Employment Agreement is hereby amended by deleting the entire present text thereof and replacing in its stead the following:

19.    Survival. The parties’ rights and obligations set forth in Sections 9 through 19 shall survive the termination or expiration of this Agreement and the Executive’s employment.

12.    Except as expressly set forth in this Amendment, the Employment Agreement shall continue and remain in full force and effect in accordance with its terms.

13.    This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of Tennessee, without giving effect to conflicts of laws principles. The Parties agree that this Amendment may only be modified in a signed writing executed by all Parties. This Amendment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns.

14.     This Amendment may be executed in any number of counterparts with the same effect as if all Parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Amendment. This Amendment may be transmitted and/or signed by facsimile or by email in .pdf format. The effectiveness of this Amendment and any such signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on the Parties hereto. At the request of any Party hereto, each other Party hereto shall re-execute original forms hereof and deliver them to all other Parties. No Party hereto shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation of a contract and each such Party forever waives any such defense.

IN WITNESS WHEREOF, the Parties have executed this Amendment to Employment Agreement effective as of the day and year first above written.

WEX INC.:

By: /s/ Melissa D. Smith
Name: Melissa D. Smith
Title: Chief Executive Officer

ELECTRONIC FUNDS SOURCE LLC:

By: /s/ Hilary Rapkin
Name: Hilary Rapkin
Title: Officer/ Secretary

EXECUTIVE:

/s/ Scott Phillips

SCOTT PHILLIPS